CONSECO, INC.

                       Senior Medium-Term Notes, Series C
                    Subordinated Medium-Term Notes, Series C
                   Due Nine Months or More From Date of Issue

                             DISTRIBUTION AGREEMENT


                                                                 October 7, 1999



Merrill Lynch & Co.                             First Union Securities, Inc.
Merrill Lynch, Pierce, Fenner & Smith           301 South College Street
               Incorporated                     Charlotte, North Carolina  28288
World Financial Center
North Tower, 10th Floor                         Goldman, Sachs & Co.
New York, New York  10281                       85 Broad Street
                                                New York, New York 10004
Banc of America Securities LLC
100 North Tryon Street                          Lehman Brothers Inc.
Charlotte, North Carolina  28255                3 World Financial Center
                                                New York, New York 10285
Chase Securities Inc.
270 Park Avenue                                 SG Cowen Securities Corporation
New York, New York 10017                        1211 Avenue of the Americas
                                                New York, New York 10020
Deutsche Bank Securities Inc.
31 W. 52nd                                      Warburg Dillon Read LLC
New York, New York 10019                        677 Washington Boulevard
                                                Stamford, Connecticut  06901


Dear Sirs:

         Conseco, Inc., an Indiana corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Chase Securities Inc., Deutsche Bank Securities Inc., First Union Securities, Inc., Goldman, Sachs & Co., Lehman Brothers Inc., SG Cowen Securities Corporation and Warburg Dillon Read LLC, (each, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the Company of its Senior Medium-Term Notes, Series C Due Nine Months or More From Date of Issue (the "Senior Notes") and its Subordinated Medium-Term Notes, Series C Due Nine Months or More From Date of Issue (the "Subordinated Notes" and, together with the Senior Notes, the "Notes"). The Senior Notes are to be issued pursuant to an Indenture, dated as of November 13, 1997, as amended or modified from time to time (the "Senior Indenture"), between the Company and Bank of New York, successor to LTCB Trust Company, as trustee (the "Senior Trustee"). The Subordinated Notes are to be issued pursuant to an Indenture, dated as of July 21, 1999, as amended or modified from time to time (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") between the Company and Harris Trust and Savings Bank, as trustee (the "Subordinated Trustee" and, together with the Senior Trustee, the "Trustees"). As of the date hereof, the Company has authorized the issuance and sale of up to U.S $3,700,000,000 aggregate initial offering price of Notes (or its equivalent, based upon the exchange rate on the

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


applicable trade date in such foreign or composite currencies as the Company shall designate at the time of issuance) to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents or other agents who from time to time become parties to this Agreement or another agreement with terms that are the same in all material respects to the terms contained herein pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

         This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent), in which case the applicable Agent will act as an agent of the Company in soliciting offers for the purchase of Notes.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-83465) and a registration statement on Form S-3 (No. 333-56611) for the registration of preferred stock, depositary shares, common stock, stock purchase contracts, stock purchase units, warrants, guarantees and debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to any acceptance by the Company of an offer for the purchase of Notes. Such registration statements (as so amended, if applicable) have been declared effective by the Commission and each Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The registration statement (No. 333-83465) (as so amended, if applicable) is referred to herein as the "Registration Statement" and the registration statement (No. 333- 56611) (as so amended, if applicable) is referred to herein as the "Previous Registration Statement," and the final prospectus and all applicable amendments or supplements thereto (including the final prospectus supplement and pricing supplement relating to the offering of Notes), in the form first furnished to the applicable Agent(s), are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement," the "Previous Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to any acceptance by the Company of an offer for the purchase of Notes; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the applicable registration statement became effective and any prospectus furnished by the Company after the registration statements became effective and before any acceptance by the Company of an offer for the purchase of Notes which omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. For purposes of this Agreement, all references to the Registration Statement, Previous Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "disclosed", "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Previous Registration Statement, Prospectus or preliminary prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Previous Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

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1.       Appointment as Agent.

         (a) Appointment. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that Notes will be sold to or through one or more of the Agents and/or to or through other agents on terms that are the same in all material respects to the terms contained herein.

         (b) Sale of Notes. The Company shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

         (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Company as principal. However, absent an agreement between an Agent and the Company that such Agent shall be acting solely as an agent for the Company, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Company through such Agent. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from the Company as principal for resale to investors and other purchasers determined by such Agents. Any purchase of Notes from the Company by an Agent as principal shall be made in accordance with Section 3(a) hereof.

         (d) Solicitations as Agent. If agreed upon between an Agent and the Company, such Agent, acting solely as an agent for the Company and not as principal, will solicit offers for the purchase of Notes. Such Agent will communicate to the Company, orally, each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any offer for the purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by such Agent on an agency basis and accepted by the Company, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

         (e) Reliance. The Company and the Agents agree that any Notes purchased from the Company by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as an agent of the Company shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

2.       Representations and Warranties.

         (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to such Agent as principal is referred to herein as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a "Representation Date"), as follows:

             (i) Due Incorporation, Good Standing and Due Qualification of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of Indiana with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus

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         and to enter into this Agreement and consummate the transactions contemplated in the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"); all of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company were issued in violation of preemptive or other similar rights of any securityholder of the Company.

             (ii) Due Incorporation, Good Standing and Due Qualification of Significant Subsidiaries. Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act), if any (each, a "Significant Subsidiary") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as stated in the Prospectus, all of the issued and outstanding shares of capital stock of each Significant Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity.

             (iii) Registration Statements and Prospectus. The Company meets the requirements for use of Form S-3 under the 1933 Act; each of the Registration Statement (including any Rule 462(b) Registration Statement) and the Previous Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (including any Rule 462(b) Registration Statement) or the Previous Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; each Indenture has been duly qualified under the 1939 Act; at the respective times that the Registration Statement, the Previous Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement), the Previous Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each preliminary prospectus and prospectus filed as part of the Registration Statement or the Previous Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations; each preliminary prospectus and the Prospectus delivered to the applicable Agent(s) for use in connection with the offering of Notes are identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and at the date hereof, at the date of the Prospectus and at each Representation Date, neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to (1) statements in or omissions from the Registration Statement, the Previous Registration Statement

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
         or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement, the Previous Registration Statement or the Prospectus or (2) the Statements of Qualification and Eligibility filed as exhibits to the Registration Statement or the Previous Registration Statement (the "Form T-1").

             (iv) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations").

             (v) Independent Accountants. PricewaterhouseCoopers LLP, the accountants who certified the financial statements and any supporting schedules thereto of the Company included in the Registration Statement, the Previous Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

             (vi) Financial Statements. The consolidated financial statements of the Company included in the Registration Statement, the Previous Registration Statement and the Prospectus, together with the related schedules and notes present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated statements of operations, shareholders' equity and cash flows of the Company and its subsidiaries for the periods specified; except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; the supporting schedules, if any, included in the Registration Statement, the Previous Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein; any selected financial data and the summary financial information included in the Registration Statement, the Previous Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Previous Registration Statement and the Prospectus; and any pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement, the Previous Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

             (vii) Statutory Financials. The statutory financial statements of each of the Company's insurance subsidiaries, from which certain ratios and other statistical data which may be contained in the Registration Statement or the Previous Registration Statement from time to time have been derived, have for each relevant period been prepared in accordance with accounting practices prescribed or permitted by the National Association of Insurance Commissioners, and with respect to each insurance subsidiary, the appropriate Insurance Department of the state of domicile of such insurance subsidiary, and such accounting practices have been applied on a consistent basis throughout the periods involved, except as disclosed therein.

             (viii) No Material Changes. Since the respective dates as of which information is given in the Registration Statement, the Previous Registration Statement and the Prospectus, except as otherwise stated therein, there has been no event or occurrence that would result in a Material Adverse Effect.

             (ix) Authorization, etc. of this Agreement, the Indentures and the Notes. This Agreement has been duly authorized, executed and delivered by the Company; each Indenture has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors'

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         rights generally, (2) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law),
         (3) requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (4) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes have been duly authorized by the Company for offer, sale, issuance and delivery pursuant to this Agreement and, when issued, authenticated and delivered in the manner provided for in the appropriate Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (2) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (3) requirements that a claim with respect to any Notes payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or (4) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes will be substantially in a form previously certified to the Agents and contemplated by the appropriate Indenture; and each holder of Notes will be entitled to the benefits of the appropriate Indenture.

             (x) Descriptions of the Indentures and the Notes. The Indentures and the Notes conform and will conform as of the date such Notes are purchased in all material respects to the statements relating thereto contained in the Prospectus and are substantially in the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement and the Previous Registration Statement.

             (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its Significant Subsidiaries is in violation of the provisions of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, each Indenture, the Notes and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated by the Prospectus, the consummation of the transactions contemplated in the Prospectus (including the issuance and sale of the Notes and the use of proceeds therefrom as described in the Prospectus) and the compliance by the Company with its obligations hereunder and under the Indentures, the Notes and such other agreements or instruments have been duly authorized by all necessary corporate action and, in each case, do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or constitute a breach of, or default or event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries (a "Repayment Event") under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Significant Subsidiaries pursuant to, any Agreements and Instruments, except, in each case, for such conflicts, breaches or defaults that would not result in a Material Adverse Effect, nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their assets, properties or operations, except for such violations that would not result in a Material Adverse Effect, or any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries.

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             (xii) Absence of Proceedings. Except as disclosed in the Company's public filings with the Commission made prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its Significant Subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which may reasonably be expected to result in a Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the performance by the Company of its obligations under this Agreement, the Indentures and the Notes or the consummation of the transactions contemplated in the Prospectus.

             (xiii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including, without limitation, insurance licenses from the insurance departments of the various states where the subsidiaries write insurance business (the "Insurance Licenses")) necessary to conduct the business now operated by them, except where the failure so to possess such permits, licenses, approvals, consents and other authorizations would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Insurance Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Insurance Licenses are valid and in full force and effect, except where the invalidity of such Insurance Licenses or the failure of such Insurance Licenses to be in full force and effect would not result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Insurance Licenses which, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

             (xiv) No Filings, Regulatory Approvals, etc. No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under this Agreement, the Indentures and the Notes or in connection with the transactions contemplated in the Prospectus, except such as have been previously obtained or rendered, as the case may be, and such as may be obtained under the state securities laws of any jurisdiction in connection with the sale of the Notes as herein contemplated.

             (xv) Investment Company Act. The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

             (xvi) Commodity Exchange Act. The Notes, upon issuance, will be excluded or exempted under or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

             (xvii) Ratings. The Medium-Term Note Program under which the Notes are issued (the "Program"), as well as the Notes, are rated by Duff & Phelps Credit Rating Company and by Standard & Poor's Ratings Service, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section 4(a) hereof.

         (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent or Agents as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented,

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

at each Representation Date subsequent thereto.

3.       Purchases as Principal; Solicitations as Agent.

         (a) Purchases as Principal. Notes purchased from the Company by the Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent or Agents and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and (1) shall be agreed upon orally, with written confirmation prepared by such Agent or Agents and sent to the Company, or (2) shall be set forth in a written agreement between the Company and such Agent or Agents). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received from the Company in connection with such purchases to such brokers or dealers. At the time of each purchase of Notes from the Company by one or more Agents as principal, such Agent or Agents shall specify the requirements for the officers' certificate, opinion of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof and whether
Section 4(k) hereof will be required.

         If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Notes from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase (the "Defaulted Notes"), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

             (i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

             (ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use all reasonable efforts to solicit offers for the purchase of Notes upon the terms set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed upon between the Company and such Agent.

         The Company reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through an Agent, as an agent of the Company, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, such Agent will suspend solicitation of offers for the purchase of Notes from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

         The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent, as an agent of the Company, as set forth in Schedule A hereto.

         (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes specified in Exhibit A hereto (as applicable) shall be agreed upon between the Company and the applicable Agent(s) and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared by the Company in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the issuance and sale of the Notes (the "Procedures") shall be agreed upon from time to time among the Company, the Agents and the Trustees. Unless otherwise agreed, the Procedures shall be those attached hereto as Exhibit B. The Agents and the Company agree to perform, and the Company agrees to use all reasonable efforts to cause the Trustees to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.


4.       Covenants of the Company.

         The Company covenants and agrees with each Agent as follows:

         (a) Notice of Certain Events. The Company will notify the Agents immediately, and confirm such notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the Previous Registration Statement or the filing of any amendment or supplement to the Prospectus (other than any amendment or supplement thereto providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) the receipt of any comments from the Commission relating to the Registration Statement, the Previous Registration Statement, the Prospectus or the Notes, (iii) any request by the Commission for any amendment to the Registration Statement, the Previous Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the Previous Registration Statement, or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation of any proceedings for that purpose or (v) any change in the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities. The Company will make all reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to promptly obtain the lifting thereof.

         (b) Filing or Use of Amendments. The Company will give the Agents advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or the Previous Registration Statement or any amendment or supplement to the prospectus included in the Registration Statement at the time it became effective or to the Prospectus (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish to the Agents copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be.

         (c) Delivery of the Registration Statements. The Company has furnished to each Agent and to counsel for the Agents, without charge, conformed copies of the Registration Statement and the Previous Registration Statement, each as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed and conformed copies of all consents and certificates of experts. The Registration Statement, the Previous Registration Statement and each amendment thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of the Prospectus. The Company will deliver to each Agent, without charge, as many copies of each preliminary prospectus as such Agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Agent, without charge, such number of copies of the Prospectus (as amended or supplemented) as such Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents. The Company will deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the date of the Company's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

         (f) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (m) of this Section 4, if at any time during the term of this Agreement any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Company, to amend the Registration Statement or the Previous Registration Statement in order that the Registration Statement or the Previous Registration Statement, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend the Registration Statement or the Previous Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers for the purchase of Notes in their capacity as agents and to cease sales of any Notes they may then own as principal, and the Company will promptly prepare and file with the Commission, subject to Section 4(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Agents, without charge, such number of copies of such amendment or supplement as the Agents may reasonably request. In addition, the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of each offering of Notes.

         (g) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (m) of this Section 4, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (h) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection

(m) of this Section 4, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited consolidated financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include such audited consolidated financial statements and the report or reports, and consent or consents to such inclusion, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such consolidated financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (i) Earnings Statements. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

         (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

         (k) Restriction on Offers and Sales of Securities. Unless otherwise agreed upon between one or more Agents acting as principal and the Company, between the date of the agreement by such Agent(s) to purchase the related Notes from the Company and the Settlement Date with respect thereto, the Company will not, without the prior written consent of such Agent(s), issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company which are substantially similar to the Notes being sold (other than the Notes that are to be sold pursuant to such agreement or commercial paper in the ordinary course of business).

         (l) Use of Proceeds. The Company will use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Prospectus.

         (m) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (f), (g) or (h) of this
Section 4 during any period from the time (i) the Agents shall have suspended solicitation of offers for the purchase of Notes in their capacity as agents pursuant to a request from the Company and (ii) no Agent shall then hold any Notes purchased from the Company as principal, as the case may be, until the time the Company shall determine that solicitation of offers for the purchase of Notes should be resumed or an Agent shall subsequently purchase Notes from the Company as principal.

5.       Conditions of Agents' Obligations.

         The obligations of one or more Agents to purchase Notes from the Company as principal and to solicit offers for the purchase of Notes as an agent of the Company, and the obligations of any purchasers of Notes sold through an Agent as an agent of the Company, will be subject to the accuracy of the representations and warranties on the part of the Company herein contained or contained in any certificate of an officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance and observance by the Company of its covenants and other obligations hereunder, and to the following additional conditions precedent:

         (a) Effectiveness of Registration Statements. Each of the Registration Statement (including any Rule 462(b) Registration Statement) and the Previous Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or the Previous Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents.

         (b) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

             (i) Opinion of Counsel for the Company. The favorable opinions of John J. Sabl, general counsel for the Company, to the effect set forth in Exhibit C hereto.

             (ii) Opinion of Counsel for the Agents. The favorable opinion of Sidley & Austin, counsel for the Agents, with respect to the matters set forth in paragraphs 6 through 10 and the final paragraph of Exhibit C hereto.

         (c) Officer's Certificate. On the date hereof, there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Significant Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agents shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the date hereof, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate with respect to the Notes, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such officer's knowledge, are threatened by the Commission.

         (d) Comfort Letter of PricewaterhouseCoopers LLP. On the date hereof, the Agents shall have received a letter from PricewaterhouseCoopers LLP, dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect set forth in Exhibit D hereto.

         (e) Additional Documents. On the date hereof, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party except as provided in Section 10 hereof and except that Sections 8, 9, 11, 14 and 15 hereof shall survive any such termination and remain in full force and effect.

6.       Delivery of and Payment for Notes Sold through an Agent as Agent.

         Delivery of Notes sold through an Agent as an agent of the Company shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure has occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

7.       Additional Covenants of the Company.

         The Company further covenants and agrees with each Agent as follows:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent(s) or to the purchaser or its agent, as the case may be, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement, the Previous Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement, the Previous Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes or, except as provided below, an amendment or supplement by the filing of any document incorporated by reference), (ii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to one or more Agents as principal, (iii) the Company files with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K which contains financial information required to be set forth in or incorporated by reference into the Prospectus pursuant to Item 11 of Form S-3 under the Securities Act or, upon the reasonable request of the Agents, any other Report on Form 8-K, or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to the Agent(s), forthwith a certificate dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which were last furnished to the Agents are true and correct at the time of the filing or effectiveness of such amendment or supplement, as applicable, or the time of such sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Previous Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(c) hereof, modified as necessary to relate to the Registration Statement, the Previous Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of clause (ii) above, any such certificate shall also include a certification that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise since the date of the agreement by such Agent(s) to purchase Notes from the Company as principal).

         (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement, the Previous Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes or, except as provided below, an amendment or supplement by the filing of any document incorporated by reference), (ii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to one or more Agents as principal, (iii) the Company files with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K which contains financial information required to be set forth in or incorporated by reference into the Prospectus pursuant to Item 11 of Form S-3 under the Securities Act or, upon the reasonable request of the Agents, any other Report on Form 8-K, or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to the Agent(s) and to counsel to the Agents the written opinion of John J. Sabl, general counsel for the Company or other counsel satisfactory to the Agent(s), dated the date of filing with the

Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent(s), of the same tenor as the opinion referred to in
Section 5(b)(i) hereof, but modified, as necessary, to relate to the Registration Statement, the Previous Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Previous Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (d) Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement, the Previous Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the issuance and/or offering of securities other than the Notes or, except as provided below, an amendment or supplement by the filing of any document incorporated by reference), (ii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to one or more Agents as principal, or (iii) the Company files with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K which contains financial information required to be set forth in or incorporated by reference into the Prospectus pursuant to Item 11 of Form S-3 under the Securities Act or, upon the reasonable request of the Agents, any other Report on Form 8-K, the Company shall cause PricewaterhouseCoopers LLP forthwith to furnish to the Agent(s) a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent(s), of the same tenor as the letter referred to in Section 5(d) hereof but modified to relate to the Registration Statement, the Previous Registration Statement and Prospectus as amended and supplemented to the date of such letter.

8.       Indemnification.

         (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (a "Controlling Person") against any and all loss, liability, claim, damage and expense whatsoever, as incurred (including, to the extent provided herein, the fees and disbursements of counsel chosen by such Agent), (i) arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Previous Registration Statement (or, in each case, any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 8(d) hereof) any such settlement is effected with the written consent of the Company, and (iii) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement or the Previous Registration Statement (or, in each case, any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), (B) made in the Form T-1 or (C) made in any preliminary prospectus supplement if a copy of the final prospectus supplement (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Agent at or prior to the confirmation of the sale of a Note or Notes to the person asserting such loss, liability, claim, damage or expense who purchased such Note or Notes which are the subject thereof from such Agent, and if the final prospectus supplement (as so amended or supplemented) had been sent or given to such person at or prior to confirmation it would have relieved the Company, the Agent and any Controlling Person of any liability for such loss, liability, claim, damage or expense; provided, further, that in the case of clause (C) above, the Company shall have delivered the final prospectus supplement in compliance with the time schedule set forth in Section 4(e) of this Agreement.

         (b) Indemnification of Company, Directors and Officers. Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Previous Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement or the Previous Registration Statement (or, in each case, any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel as well as one local counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 8(a)(ii) effected without its
written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 8(a)(ii) affected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

9.       Contribution.

         If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agent(s), on the other hand, from the offering of the Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, on the one hand, and the applicable Agent(s), on the other hand, in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discount or commission received by each applicable Agent, as the case may be, bears to the aggregate initial offering price of such Notes.

         The relative fault of the Company, on the one hand, and the applicable Agent(s), on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agent(s) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the applicable Agent(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 9, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes that were the subject of the claim for indemnification sold through it and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from the Company by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 9 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from the Company.

         For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

10.      Payment of Expenses.

         The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

         (a) The preparation, filing, printing and delivery of the Registration Statement and the Previous Registration Statement as originally filed and all amendments thereto and any preliminary prospectus, the Prospectus and any amendments or supplements thereto;

         (b) The preparation, printing and delivery of this Agreement and the Indentures;

         (c) The preparation, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes;

         (d) The fees and disbursements of the Company's accountants, counsel and other advisors or agents (including any calculation agent or exchange rate agent) and of the Trustee and its counsel;

         (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the Program and incurred from time to time in connection with the transactions contemplated hereby;

         (f) The fees charged by nationally recognized statistical rating organizations for the rating of the Program and the Notes;

         (g) The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

         (h) The filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD"); and

         (i) Any advertising and other out-of-pocket expenses of the Agents incurred with the written approval of the Company.

11.      Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for the Notes.

12.      Termination.

         (a) Termination of this Agreement. This Agreement (excluding any agreement by one or more Agents to purchase Notes from the Company as principal) may be terminated for any reason, at any time by either the Company or an Agent, as to itself, upon the giving of 10 days' prior written notice of such termination to the other party hereto.

         (b) Termination of Agreement to Purchase Notes as Principal. The applicable Agent(s) may terminate any agreement by such Agent(s) to purchase Notes from the Company as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if such Notes are denominated and/or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development or event involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable to market such Notes or enforce contracts for the sale of such Notes, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or by the relevant authorities in the country or countries of origin of any foreign or composite currency in which such Notes are denominated and/or payable, or (v) the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced that it has under surveillance or review its rating of the Program or any such debt securities.

         (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with the third paragraph of
Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it from the Company as principal or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and
(iii) the covenant set forth in Section 4(i) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

13.      Notices.

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company:

                  Conseco, Inc.
                  11825 N. Pennsylvania Street
                  Carmel, Indiana  46032
                  Attention:  John J. Sabl
                  Telecopy No.:  (317) 817-6327

         If to the Agents:

                  Merrill Lynch & Co.
                  Merrill Lynch, Pierce, Fenner & Smith Incorporated World Financial Center
                  North Tower - 15th Floor
                  New York, New York  10281-1315
                  Attention:  MTN Product Management
                  Telecopy No.:  (212) 449-2234

                  Chase Securities Inc.
                  270 Park Avenue, 8th Floor
                  New York, New York 10017
                  Attention:  Medium-Term Note Desk-Peter Todd
                  Telecopy No.:  (212) 834-6081

                  Banc of America Securities LLC
                  100 North Tryon Street
                  Charlotte, North Carolina  28255
                  Attention: Lynn McConnell
                                  Mailstop: NC1007-07-01
                  Telecopy No.:  (704) 388-9939

                  Deutsche Bank Securities Inc.
                  31 W. 52nd Street
                  New York, New York, 10019
                  Attention: Deutsche Bank Securities Legal Dept.
                  (Attn: Pam Kendall)
                  Telecopy No.: (212) 469-8173

                  First Union Securities, Inc.
                  301 South College Street DC8
                  Charlotte, North Carolina 28288
                  Attention: Investment Grade Syndicate
                  Telecopy: (704) 383-9165

                  Goldman, Sachs & Co.
                  85 Broad Street, 9th Floor
                  New York, New York 10004
                  Attention: Credit Department
                  Credit Control - Medium - Term Notes
                  Telecopy: (212) 346-2793

                  Lehman Brothers Inc.
                  3 World Financial Center
                  New York, New York 10285
                  Attention: Nancy McAllister
                  Telecopy: (212) 526-1578

                  SG Cowen Securities Corporation
                  1221 Avenue of the Americas
                  New York, New York  10020
                  Attention:  Edward Lascala, Capital Markets
                  Telecopy:  (212) 278-5099

                  Warburg Dillon Read LLC
                  High Grade Debt Syndicate
                  677 Washington Blvd.
                  Stamford, Connecticut  06901
                  Attention:  Randi Nielsen
                  Telecopy:  (203) 719-0495

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

14.      Parties.

         This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

15.      GOVERNING LAW; FORUM.

         THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY AGAINST ANY AGENT IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK.

16.      Effect of Headings.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

17.      Counterparts.

         This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

         If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Distribution Agreement, along with all counterparts, will become a binding agreement among the Agents and the Company in accordance with its terms.

                                              Very truly yours,

                                              CONSECO, INC.


                                              By: /s/ ROLLIN M. DICK
                                                  ----------------------------
                                                  Rollin M. Dick
                                                  Executive Vice President and
                                                    Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED


By:  /s/ SCOTT G. PRIMROSE
     -------------------------
     Scott G. Primrose



BANC OF AMERICA SECURITIES LLC


By:  /s/ LYNN MCCONNELL
     -------------------------
     Lynn McConnell



CHASE SECURITIES INC.


By:  /s/ LOUIS P. DECARO
     -------------------------
     Louis P. DeCaro


DEUTSCHE BANK SECURITIES INC.


By:  /s/ KELLY CREEL
     -------------------------
     Kelly Creel


By:  /s/ SCOTT FLIEGER
     -------------------------
     Scott Flieger


FIRST UNION SECURITIES, INC.


By:  /s/ WILLIAM W. INGRAM
     -------------------------
     William W. Ingram


GOLDMAN, SACHS & CO.


By:  /s/ GOLDMAN, SACHS & CO.
     -------------------------
     (Goldman, Sachs & Co.)

LEHMAN BROTHERS INC.


By:  /s/ JAMES MURLI
     -------------------------
     James Murli



WARBURG DILLON READ LLC


By:  /s/ MICHAEL P. HYNES
     -------------------------
     Michael P. Hynes




SG COWEN SECURITIES CORPORATION


By:  /s/ EDWARD AHASCALA
     -------------------------
     Edward Ahascala

                                   SCHEDULE A

     As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                                   PERCENT OF
MATURITY RANGES                                                 PRINCIPAL AMOUNT
---------------
From 9 months to less than 1 year............................        .125%

From 1 year to less than 18 months...........................        .150

From 18 months to less than 2 years..........................        .200

From 2 years to less than 3 years............................        .250

From 3 years to less than 4 years............................        .350

From 4 years to less than 5 years............................        .450

From 5 years to less than 6 years............................        .500

From 6 years to less than 7 years............................        .550

From 7 years to less than 10 years...........................        .600

From 10 years to less than 15 years..........................        .625

From 15 years to less than 20 years..........................        .700

From 20 years to 30 years....................................        .750

Greater than 30 years........................................           1





--------
1 As agreed to by the Company and the applicable Agent at the time of sale.

                                                                       EXHIBIT A

                                  PRICING TERMS


         Principal Amount: $_______
                  (or principal amount of foreign or composite currency)


         Interest Rate or Formula:
                  If Fixed Rate Note,
                     Interest Rate:
                     Interest Payment Dates:
                  If Floating Rate Note,
                     Interest Rate Basis(es):
                                If LIBOR,
                                    |_| LIBOR Reuters Page:
                                    |_| LIBOR Telerate Page:
                                    Designated LIBOR Currency:
                                If CMT Rate,
                                    Designated CMT Telerate Page:
                                         If Telerate Page 7052:
                                            |_| Weekly Average
                                            |_| Monthly Average
                                    Designated CMT Maturity Index:
                     Index Maturity:
                     Spread and/or Spread Multiplier, if any:
                     Initial Interest Rate, if any:
                     Initial Interest Reset Date:
                     Interest Reset Dates:
                     Interest Reset Period:
                     Interest Payment Dates:
                     Maximum Interest Rate, if any:
                     Minimum Interest Rate, if any:
                     Fixed Rate Commencement Date, if any:
                     Fixed Interest Rate, if any:
                     Day Count Convention:
                     Calculation Agent:


         Redemption Provisions:
                  Initial Redemption Date:
                  Initial Redemption Percentage:
                  Annual Redemption Percentage Reduction, if any:


         Repayment Provisions:
                  Optional Repayment Date(s):

         Original Issue Date:
         Stated Maturity Date:
         Specified Currency:
         Exchange Rate Agent:
         Authorized Denomination:
         Purchase Price: ___%, plus accrued interest, if any, from ___________ Price to Public: ___%, plus accrued interest, if any, from __________ Issue Price:
         Settlement Date and Time:
         Additional/Other Terms:

Also, in connection with the purchase of Notes from the Company by one or more Agents as principal, agreement as to whether the following will be required:

         Officers'  Certificate  pursuant  to Section  7(b) of the
            Distribution Agreement.
         Legal Opinion  pursuant to Section 7(c) of the Distribution
            Agreement.
         Comfort Letter pursuant to Section 7(d) of the Distribution
            Agreement.
         Restrictions on Offers and Sales of Securities  pursuant to
            Section 4(k) of the Distribution Agreement.

                                                                       Exhibit B


                                  CONSECO, INC.

                            ADMINISTRATIVE PROCEDURES

               for Fixed Rate and Floating Rate Medium-Term Notes
                          (Dated as of October 7, 1999)


     Senior Medium-Term Notes, Series C Due Nine Months or More From Date of Issue (the "Senior Notes") and Subordinated Medium-Term Notes, Series C Due Nine Months or More From Date of Issue (the "Subordinated Notes" and, together with the Senior Notes, the "Notes") are to be offered on a continuous basis by Conseco, Inc., an Indiana corporation (the "Company"), to or through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Chase Securities Inc., Deutsche Bank Securities Inc., First Union Securities, Inc., Goldman, Sachs & Co., Lehman Brothers Inc., SG Cowen Securities Corporation and Warburg Dillon Read LLC (each, an "Agent" and, collectively, the "Agents") pursuant to a Distribution Agreement, dated October 7, 1999 (the "Distribution Agreement"), by and among the Company and the Agents. The Distribution Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the related Agent or Agents), in which case each such Agent will act as an agent of the Company in soliciting purchases of Notes.

     Unless otherwise agreed by the related Agent or Agents and the Company, Notes will be purchased by the related Agent or Agents as principal. Such purchases will be made in accordance with terms agreed upon by the related Agent or Agents and the Company (which terms shall be agreed upon orally, with written confirmation prepared by the related Agent or Agents and mailed to the Company). If agreed upon by any Agent or Agents and the Company, the Agent or Agents, acting solely as agent or agents for the Company and not as principal, will use reasonable efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role to be performed by the related Agent or Agents shall apply to the offer and sale of the relevant Notes. To the extent that these Administrative Procedures are inconsistent with the particular terms of the Notes or the Distribution Agreement, the terms of such Notes or the Distribution Agreement, as the case may be, shall govern.

     The Senior Notes will be issued as a series of debt securities under an Indenture, dated as of November 13, 1997, as amended, supplemented or modified from time to time (the "Senior Indenture"), between the Company and Bank of New York, as successor to LTCB Trust Company, as trustee (together with any successor in such capacity, the "Senior Trustee"). The Subordinated Notes will be issued as a series of debt securities under an Indenture dated as of July 21, 1999, as amended or modified from time to time (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), between the Company and Harris Trust and Savings Bank, as trustee (together with any successor in such capacity, the "Subordinated Trustee"). As used herein, the "Trustee" shall mean, with respect to any Senior Notes issued, the Senior Trustee and, with respect to any Subordinated Notes issued, the Subordinated Trustee. The Company has filed a Registration Statement with the Securities and Exchange Commission (the "Commission") registering, among other securities, debt securities (which includes the Notes) (the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes). The most recent base prospectus deemed part of the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus". The most recent supplement to the Prospectus setting forth the purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) is herein referred to as the "Pricing Supplement".

     The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes without coupons (each, a "Global Note") delivered to the Trustee, as agent for The Depository Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a "Certificated Note") delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser.

     General procedures relating to the issuance of all Notes are set forth in
Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the applicable Indenture or the Notes, as the case may be.


                          PART I: PROCEDURES OF GENERAL
                                  APPLICABILITY


Date of Issuance/
  Authentication:          Each  Note  will be dated as of the date of its
                           authentication by the Trustee. Each Note shall also bear an original issue date (each, an "Original Issue
                           Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:                Each  Note  will  mature  on a date nine months or
                           months or more from its Original Issue Date (the
                           "Stated Maturity Date") selected by the investor or other purchaser and agreed to by the Company.

Registration:              Unless otherwise provided in the applicable Pricing
                           Supplement, Notes will be issued only in fully registered form.

Denominations:             Unless otherwise provided in the applicable Pricing
                           Supplement, the Notes will be issued in denominations of $1,000 and integral multiples thereof.

Interest Rate Bases
  applicable to
  Floating Rate
  Notes: Unless otherwise provided in the applicable Pricing Supplement, Floating Rate Notes will bear interest at a rate or rates determined by reference to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate, or such other interest rate basis or formula as may be set forth in applicable Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Redemption/Repayment:      The Notes will be subject to  redemption by the
                           Company in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Initial
                           Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to its Stated Maturity Date.

                           The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

Calculation of
  Interest:                In case of Fixed Rate Notes, interest (including
                           payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

                           The interest rate on each Floating Rate Note will be calculated by reference to the specified Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

                           Unless otherwise provided in the applicable Pricing Supplement, interest on each Floating Rate Note will be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise provided in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 if the CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR or Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year if the CMT Rate or Treasury Rate is an applicable Interest Rate Basis. As provided in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the interest rate bases applied.

Interest:                  General.  Each Note will bear interest in accordance
                           with its terms. Unless otherwise provided in the applicable Pricing Supplement, interest on each Note will accrue from and including the Original Issue
                           Date of such Note for the first interest period or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for all subsequent interest periods to but excluding applicable Interest Payment Date or the Stated Maturity Date or date of earlier redemption or repayment, as the case may be (the Stated Maturity
                           Date or date of earlier redemption or repayment is referred to herein as the "Maturity Date" with respect to the principal repayable on such date).

                           If an Interest Payment Date or the Maturity Date with respect to any Fixed Rate Note falls on a day that is not a Business Day (as defined below), the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. If an Interest Payment Date other than the Maturity Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Note for which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date with respect to any Floating Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date to the next succeeding Business Day. Unless otherwise provided in the applicable Pricing Supplement, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Notes the payment of which is to be made in a currency other than U.S. dollars or composite currencies (such currency or composite currency in which a Note is denominated is the "Specified Currency"), such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing such Specified Currency (or, in the case of Euros, is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open; provided, further, that, with respect to Notes for which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London Business Day" means (i) if the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency (the "Index Currency") for which LIBOR is calculated is other than Euros, any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is the Euro, any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open. It being understood that if no such currency or composite currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars. "Principal Financial Center" means the capital city of the country issuing the currency or composite currency in which any payment in respect of the Notes is to be made or, solely with respect to the calculation of LIBOR, the Index Currency, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, South African rand, Swiss francs and Euros, the Principal Financial Center shall be The City of New York, Sydney and Melbourne, Toronto, Frankfurt, Amsterdam, Johannesburg, and Zurich, respectively.

                           Regular Record Dates. Unless otherwise provided in the applicable Pricing Supplement, the "Regular Record Date" for a Note shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable Interest Payment Date.

                           Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date.

                           Unless otherwise provided in the applicable Pricing Supplement, interest payments on Fixed Rate Notes will be made semiannually in arrears on January 15 and July 15 of each year and on the Maturity Date, while interest payments on Floating Rate Notes will be made as specified in the applicable Pricing Supplement.

Acceptance and
  Rejection of Offers
  from Solicitation
  as Agents:               If agreed upon by any Agent and the Company, then
                           such Agent acting solely as agent for the Company and not as principal will solicit purchases of the Notes.
                           Each Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be a breach of such Agent's agreement contained in the Distribution Agreement. The Company has the sole right to accept or reject any proposed purchase of Notes, in whole or in part, and any such rejection shall be not a breach of the Company's agreement contained in the Distribution Agreement. Each Agent has agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of
  Pricing Supplement:      If any offer to purchase a Note is accepted by the
                           Company, the Company will promptly prepare a Pricing
                           Supplement reflecting the terms of such Note.
                           Information to be included in the Pricing Supplement shall include:

                           1. the name of the Company;

                           2. the title of the Notes;

                           3. the   date   of   the   Pricing Supplement  and
                              the date of the Prospectus to which the Pricing Supplement relates;

                           4. the name of the Offering Agent (as defined below);


                           5. whether  such  Notes  are being sold to the
                              Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company;

                           6. with  respect  to Notes sold to the Offering
                              Agent as principal,
                               whether such Notes will be resold by the Offering Agent to investors and other purchasers at (i) a fixed public offering price of a specified percentage of their principal amount or (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent;

                           7. with respect to Notes sold to an investor or other purchaser through the Offering Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) a specified percentage of their principal amount;

                           8.  the Offering Agent's discount or  commission;

                           9.  Net proceeds to the Company;

                           10. the Principal Amount, Specified Currency (if
                               other than U.S. dollars), Original Issue Date, Stated Maturity Date, Interest Payment Date(s), Authorized Denomination, Initial Redemption Date, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage Reduction, if any, Optional Repayment Date(s), if any, Exchange Rate Agent, if any, and, in the case of Fixed Rate Notes, the Interest Rate, and whether such Fixed Rate Note is an Original Issue Discount Note (and, if so, the Issue Price), and, in the case of Floating Rate Notes, the Interest Category, the Interest Rate Basis or Bases, the Day Count Convention, Index Maturity (if applicable), Initial Interest Rate, if any, Maximum Interest Rate, if any, Minimum Interest Rate, if any, Initial Interest Reset Date, Interest Reset Dates, Spread and/or Spread Multiplier, if any, and Calculation Agent; and

                           11. any other additional provisions of the Notes
                               material to investors or other purchasers of the Notes not otherwise specified in the Prospectus.

                           The Company shall use reasonable efforts to send such Pricing Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable trade date) to the Agent which made or presented the offer to purchase the applicable Note (in such capacity, the "Offering Agent") and the Trustee at the following applicable address: if to Merrill Lynch & Co., to: Merrill Lynch Production Technologies, 44B Colonial Drive, Piscataway, New Jersey 08854, Attention: Prospectus Operations/ Nachman Kimerling, (732) 885-2768, telecopier: (732) 885-2774/5/6; if to Banc of America Securities LLC, to: 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: Lynn McConnell, Mailcode: NC1007-07-01, telecopier (704) 388-9939; if to Chase Securities Inc., to: 270 Park Avenue, 8th Floor, New York, New York 10017,
                           Attention: Medium-Term Note Desk - Peter Todd, (212) 834-4421, telecopier: (212) 834-6081; if to Deutsche
                           Bank Securities Inc., one copy to: Deutsche Bank Securities Inc., 1290 Avenue of the Americas, 6th Floor, New York, New York 10019,

                           Attention: Syndicate Operations, (212) 469-6359, telecopier: (212) 469-6333, and one copy to: Pam Kendall, Deutsche Bank Securities Inc., 31 W. 52nd Street, New York, New York, 10019, (212) 469-7288,
                           telecopier: (212) 469-8173; if to First Union Securities, Inc., to: 301 South College Street DC8, Charlotte, North Carolina 28288, Attention:
                           Investment Grade Syndicate, (704) 383- 7727, telecopier: (704) 383-9165; if to Goldman, Sachs & Co., to: 85 Broad Street, 9th Floor, New York, New York 10004, Attention: Credit Department, Credit Control - Medium-Term Notes, (212) 902- 0346, telecopier: (212) 346-2793; if to Lehman Brothers Inc. 3 World Financial Center, Debt Capital Markets - 9th Floor, New York, New York 10285, (212) 526-2301,
                           telecopier (212) 526-1578; if to SG Cowen Securities Corporation to: 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Edward Lascala, Capital Markets, (212) 278-5718, telecopier:
                           (212) 278-5099; if to Warburg Dillon Read LLC, to:
                           677 Washington Blvd., Stamford, Connecticut 06901,
                           Attention: Debt Syndicate, (203) 719-1088, telecopier
                           (203) 719-0495; if to the Senior Trustee, to: The Bank of New York, 101 Barclay Street, 21W, New York, New York 10286, (212) 815-6285, telecopier (212)
                           815-5915; and if to the Subordinated Trustee, to:
                           Harris Trust and Savings Bank, 311 W. Monroe Street, 12th Floor, Chicago, Illinois 60603, (312) 461-2527,
                           telecopier (312) 461-3525. For record keeping purposes, one copy of such Pricing Supplement shall also be mailed or telecopied to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 10th Floor, New York, New York, 10281- 1310, Attention: MTN Product Management, (212) 449-7476, telecopier: (212)
                           449-2234, with a copy to Sidley & Austin, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603, Attention: Paul L. Choi.

                           In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 ("Rule 434") of the Securities Act of 1933, as amended, the Pricing Supplement may be delivered separately from the Prospectus. Out dated Pricing Supplements (other than those retained for files) will be destroyed.

Settlement:                The receipt of immediately available funds by the
                           Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement". Offers accepted by the Company will be settled in three Business Days, or at such time as the purchaser, the applicable Agent and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedure Timetable" with respect to Global Notes and Certificated Notes, respectively
                           (each such date fixed for settlement is hereinafter referred to as a "Settlement Date"). If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable
                           "Settlement Procedures Timetable", such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

                           The foregoing settlement procedures may be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Company and such Agent.

Procedure for Changing
  Rates or Other
  Variable Terms:          When a decision has been reached to change the
                           interest rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Trustee by facsimile transmission and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The
                           Agents will telephone the Company with
                           recommendations as to the changed interest rates or other variable terms. At such time as the Company notifies the Agents and the Trustee of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time, only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase
                           Notes at a new interest rate or new variable term, the Company, the Offering Agent and the Trustee shall follow the procedures set forth under the applicable
                           "Settlement Procedures".

Suspension of
  Solicitation;
  Amendment or
  Supplement:              The Company may instruct the Agents to suspend
                           solicitation of offers to purchase Notes at any time.
                           Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised the Agents that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the amendment or supplement. Copies of such amendment or supplement will be delivered or mailed to the Agents, their counsel, the Senior Trustee and the Subordinated Trustee in quantities which such parties may reasonably request at the following respective addresses: Merrill Lynch & Co., World Financial
                           Center, North Tower, 15th Floor, New York, New York
                           10281-1315, Attention: MTN Product Management, (212)
                           449-7476, telecopier: (212) 449-2234; if to Banc of
                           America Securities LLC, to: 100 North Tryon Street,
                           Charlotte, North Carolina 28255, Attention: Lynn
                           McConnell, Mailcode: NC1007-07-01, telecopier (704)
                           388-9939; if to Chase Securities, Inc., to: 270 Park
                           Avenue, 8th Floor, New York, New York 10017,
                           Attention: Medium-Term Note Desk - Peter Todd, (212)
                           834-4421, telecopier: (212) 834-6081; if to Deutsche
                           Morgan Grenfell Inc., one copy to: Deutsche Bank
                           Securities Inc., 1290 Avenue of the Americas, 6th
                           Floor, New York, New York 10019, ATTENTION: Syndicate
                           Operations, (212) 469-6359, telecopier: (212)
                           469-6333, and one copy to: Pam Kendall, Deutsche Bank
                           Securities Inc., 31 W. 52nd Street, New York, New
                           York, 10019, (212) 469-7288, telecopier: (212)
                           469-8173; if to First Union Securities, Inc., to:

                           301 South College Street DC8, Charlotte, North Carolina 28288, Attention: Syndicate Operations,
                           (212) 469-6359, telecopier: (212) 469-6333; if to
                           Goldman, Sachs & Co., to: 85 Broad Street, New York, New York 10004, Attention: Credit Department - Credit Control - Medium-Term Notes, (212) 902-0346, telecopier: (212) 346-2793; if to Lehman Brothers Inc., to: 3 World Financial Center, Debt Capital Markets - 9th Floor, New York, New York 10285, (212) 526-2301, telecopier (212) 526-1578; if to SG Cowen
                           Securities Corporation to: 1221 Avenue of the Americas, 6th Floor, New York, New York 10020,
                           Attention: Edward Lascala, Capital Markets, (212) 278-5718, telecopier: (212) 278-5099; if to Warburg
                           Dillon Read LLC, to: 677 Washington Blvd., Stamford, Connecticut 06901, Attention: Debt Syndicate, (203) 719-1088, telecopier (203) 719- 0495; if to the
                           Senior Trustee, to: The Bank of New York to: 101 Barclay Street, 21W, New York, New York 10286, (212) 815-6285, telecopier (212) 815-5915; and if to the
                           Subordinated Trustee, to: Harris Trust and Savings Bank, 311 W. Monroe Street, 12th Floor, Chicago, Illinois 60603, (312) 461-2527, telecopier (312)
                           461-3525. For record keeping purposes, one copy of each such amendment or supplement shall also be mailed or telecopier to Sidley & Austin, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603, Attention: Paul L. Choi, (312) 853-2145,
                           telecopier: (312) 853-7036.

                           In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the Offering Agent and the Trustee whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus
  and applicable
  Pricing Supplement:      A copy of the most recent Prospectus and the
                           applicable Pricing Supplement, which pursuant to Rule
                           434 may be delivered separately from the Prospectus, must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of
  Signatures:              The Agents  will have no  obligation  or liability
                           to the Company, the Senior Trustee or the Subordinated Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or either Trustee on any Note.

Documents Incorporated
  by  Reference:           The Company shall supply the Agents upon request
                           with an adequate supply of all documents incorporated by reference in the Registration Statement and the Prospectus.


                      PART II: PROCEDURES FOR NOTES ISSUED
                               IN BOOK-ENTRY FORM

     In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Senior Trustee to DTC, dated September 10, 1998, and a Certificate Agreement, dated November 17, 1995, between the Senior Trustee and DTC, as amended (the "Senior Certificate Agreement"), or a Letter of Representations from the Company assumed by the Subordinated Trustee to DTC, dated September 10, 1998, and a Certificate Agreement, dated July 2, 1980, between the Subordinated Trustee and DTC, as amended (the "Subordinated Certificate Agreement" and, together with the Senior Certificate Agreement, the "Certificate Agreements"), as the case may be, and the Trustee's obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                  All Fixed Rate Notes issued in book-entry form having
                           the same Original Issue Date, Specified Currency,
                           Interest Rate, Default Rate, Interest Payment Dates, redemption and/or repayment terms, if any, and Stated
                           Maturity Date (collectively, the "Fixed Rate Terms") will be represented initially by a single Global
                           Note; and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, Specified Currency, Interest Category, formula for the calculation of interest (including the Interest
                           Rate Basis or Bases, which may be the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh
                           District Cost of Funds Rate, the Federal Funds Rate,
                           LIBOR, the Prime Rate or the Treasury Rate or any other interest rate basis or formula, and Spread and/or Spread Multiplier, if any), Day Count
                           Convention, Initial Interest Rate, Default Rate,
                           Index Maturity (if applicable), Minimum Interest
                           Rate, if any, Maximum Interest Rate, if any, redemption and/or repayment terms, if any, Interest
                           Payment Dates, Initial Interest Reset Date, Interest
                           Reset Dates and Stated Maturity Date (collectively, the "Floating Rate Terms") will be represented initially by a single Global Note.

                           For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

                           Owners of beneficial interests in Global Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

Identification:            The Company has arranged with the CUSIP Service
                           Bureau of Standard & Poor's Corporation (the "CUSIP
                           Service Bureau") for the reservation of one series of CUSIP numbers with respect to the Senior Notes and one series of CUSIP numbers with respect to the

                           Subordinated Notes, each of which consists of approximately 900 CUSIP numbers which have been reserved for and relating to Global Notes and the Company has delivered to each of the Trustees and DTC such lists of such CUSIP numbers. The Company will assign CUSIP numbers to Global Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The appropriate Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers relating to Senior Notes or Subordinated Notes, as the case may be, remain unassigned to Global Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to Global Notes. Upon obtaining such additional CUSIP numbers for either Senior Notes or Subordinated Notes, the Company will deliver a list of such additional numbers to the appropriate Trustee and DTC. Notes issued in book-entry form in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) aggregate principal amount and otherwise required to be represented by the same Global Note will instead be represented by two or more Global Notes which shall all be assigned the same CUSIP number.

Registration:              Unless otherwise specified by DTC, each Global Note
                           will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the applicable Indenture. The beneficial owner of a Note issued in book-entry form
                           (i.e., an owner of a beneficial interest in a Global Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants.
                           The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                 Transfers of beneficial  ownership interests in
                           a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in
                           DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchanges:                 The  Trustee  may deliver to DTC and the CUSIP
                           Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more
                           Global Notes outstanding on such date that represent
                           Global Notes having the same Fixed Rate Terms or
                           Floating Rate Terms, as the case may be (other than Original Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment
                           Date for the related Notes issued in book-entry form, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date.
                           Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new
                           CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global
                           Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount, one replacement Note will be authenticated and issued to represent each $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount of the exchanged Global Notes and an additional Global Note or Notes will be authenticated and issued to represent any remaining principal amount of such Global Notes (See "Denominations" below).

Denominations:             Unless otherwise provided in the applicable Pricing
                           Supplement, Notes issued in book-entry form will be issued in denominations of $1,000 and integral multiples thereof. Global Notes will not be denominated in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) aggregate principal amount. If one or more Notes are issued in book-entry form in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) aggregate principal amount and would, but for the preceding sentence, be represented by a single Global
                           Note, then one Global Note will be issued to represent each $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount of such Notes issued in book-entry form and an additional
                           Global Note or Notes will be issued to represent any remaining aggregate principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Global Notes representing Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of Principal
  and Interest:            Payments of Interest Only. Promptly after each
                           Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date
                           (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's
                           Corporation. On such Interest Payment Date, the
                           Company will pay to the Trustee in immediately available funds an amount sufficient to pay the interest then due and owing on the Global Notes, and upon receipt of such funds from the Company, the Trustee in turn will pay to DTC such total amount of interest due on such Global Notes (other than on the Maturity Date) which is payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment". The
                           Trustee shall make payment of that amount of interest due and owing on any Global Notes that Participants have elected to receive in foreign or composite currencies directly to such Participants.

                           Notice of Interest Rates. Promptly after each Interest Determination Date or Calculation Date, as the case may be, for Floating Rate Notes issued in book-entry form, the Trustee will notify each of Duff & Phelps Credit Rating Company and Standard & Poor's Corporation of the interest rates determined as of such Interest Determination Date.

                           Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note maturing or otherwise becoming due in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Trustee in turn will pay to DTC the principal amount of Global Notes, together with premium, if any, and interest due on the Maturity Date, which are payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment". The Trustee shall make payment of the principal, premium, if any, and interest to be paid on the Maturity Date of each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants. Promptly after (i) payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of such Global Note which are payable in U.S. dollars and (ii) payment of the principal, premium, if any, and interest due on the Maturity Date of such Global Note to those Participants who have elected to receive such payments in foreign or composite currencies, the Trustee will cancel such Global Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Global Notes as of the close of business on the immediately preceding Business Day.

                           Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or the Maturity Date, as the case may be, which is payable in U.S. dollars shall be paid by the Company to the Trustee in funds available for use by the Trustee no later than 10:00 a.m., New York City time, on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Upon receipt of such funds, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by

                           DTC, in funds available for immediate use by DTC, each payment in U.S. dollars of principal, premium, if any, and interest due on Global Notes on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Global Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment in U.S. dollars by DTC of the principal of, or premium, if any, or interest on, the Global Notes. The Trustee shall make all payments of principal, premium, if any, and interest on each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants.

                           Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Global Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.

Settlement
  Procedures:              Settlement Procedures with regard to each Note in
                           book-entry form sold by an Agent, as agent of the Company, or purchased by an Agent, as principal, will be as follows:

                           A. The Offering Agent will advise the Company by telephone, confirmed by facsimile, of the following settlement information:

                               1. Principal amount, Authorized Denomination,
                                  and Specified Currency.

                               2. Exchange Rate Agent, if any.

                               3. (a)  Fixed Rate Notes:

                                       (i)  Interest Rate.

                                       (ii)  Interest Payment Dates.

                                       (iii) Whether such
                                             Note is being issued with Original
                                             Issue Discount and, if so, the
                                             terms thereof.

                                  (b) Floating Rate Notes:

                                       (i)   Interest Category.

                                       (ii)  Interest Rate Basis or Bases.

                                       (iii) Initial Interest Rate.

                                       (iv)   Spread and/or Spread Multiplier,
                                              if any.

                                       (v)   Initial Interest Reset Date or
                                             Interest Reset Dates.

                                       (vi)  Interest Payment Dates.

                                       (vii) Index Maturity, if any.

                                       (viii) Maximum and/or Minimum Interest
                                              Rates, if any.

                                       (ix)   Day Count Convention.

                                       (viii) Calculation Agent.

                                  4. Price to public, if any, of such Note (or
                                     whether such Note is being offered at
                                     varying prices relating to prevailing
                                     market prices at time of resale as
                                     determined by the Offering Agent).

                                  5. Trade Date.

                                  6. Settlement Date (Original Issue Date).

                                  7. Stated Maturity Date.

                                  8. Redemption provisions, if any.

                                  9. Repayment provisions, if any.

                                  10. Default Rate, if any.

                                  11. Net proceeds to the Company.

                                  12. The Offering Agent's discount or
                                      commission.

                                  13. Whether such Note is being  sold to the
                                      Offering Agent as principal or to an
                                      investor or other purchaser through the
                                      Offering Agent acting as agent for the
                                      Company.

                                  14. Such   other   information specified with
                                      respect to such Note (whether by Addendum or otherwise).

                               B. The Company will assign a CUSIP number to the
                                  Global Note representing such Note and then advise the Trustee by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent, such CUSIP number and the name of the Offering Agent. The Company will also advise the Offering Agent of the CUSIP number assigned to the Global Note.

                               C. The Trustee will communicate  to DTC and the
                                  Offering Agent through DTC's Participant
                                  Terminal System a pending deposit
                                  message specifying the following settlement information:

                                  1. The information set forth in the
                                     Settlement Procedure A.

                                  2. Identification numbers of the participant
                                     accounts maintained by DTC on behalf of the Trustee and the Offering Agent.

                                  3. Identification of the Global Note as a
                                     Fixed Rate Global Note or Floating Rate
                                     Global Note.

                                  4. Initial Interest Payment Date for such
                                     Note, number of days by which such date
                                     succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee).

                                  5. CUSIP number of the Global Note
                                     representing such Note.

                                  6. Whether such Global Note represents any
                                     other Notes issued or to be issued in
                                     book-entry form.

                                     DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor's Corporation, which will use the information in the message to include certain terms of the related Global
                                     Note in the appropriate daily bond report published by Standard & Poor's Corporation.

                               D. The Trustee will complete and authenticate
                                  the Global Note representing such Note.

                               E. DTC will credit such Note to the participant
                                  account of the Trustee maintained by DTC.

                               F. The Trustee will enter an SDFS deliver order
                                  through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Offering Agent maintained by DTC and (ii) to debit the settlement account of the Offering Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Offering Agent's discount or underwriting commission, as applicable. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been issued and authenticated and
                                  (ii) the Trustee is holding such Global Note pursuant to the applicable Certificate Agreement.

                               G. In the case of Notes in book-entry form sold
                                  through the Offering Agent, as agent, the Offering Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Offering Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.

                               H. Transfers of funds in accordance with SDFS
                                  deliver orders described in Settlement
                                  Procedures F and G will be settled in
                                  accordance with SDFS operating procedures in effect on the Settlement Date.

                               I. Upon receipt,  the Trustee  will pay the
                                  Company, by wire transfer of immediately available funds to an account specified by the Company to the Trustee from time to time, the amount transferred to the Trustee in accordance with Settlement Procedure H.

                               J. The  Trustee will send a copy of the Global
                                  Note by first class mail to the Company
                                  together with a statement setting forth the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.

                               K. If such Note was sold through the Offering
                                  Agent, as agent, the Offering Agent will confirm the purchase of such Note to the investor or other purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.

Settlement Procedures
  Timetable:                   For offers to purchase Notes accepted by the
                               Company, Settlement Procedures A through K set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

                               SETTLEMENT
                               PROCEDURE           TIME
                               ----------          ----

                                  A         11:00 a.m. on the trade
                                            date or within one
                                            hour following the trade
                                  B         12:00 noon on the trade
                                            date or within one
                                            hour following the trade
                                  C         No later than the close
                                            of business on the trade date
                                  D         9:00 a.m. on Settlement Date
                                  E         10:00 a.m. on Settlement Date
                                  F-G       No later than 2:00 p.m. on
                                            Settlement Date

                                  H         4:00 p.m. on Settlement Date
                                  I-K       5:00 p.m. on Settlement Date

                               Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                               If settlement of a Note issued in book-entry form is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:             If the Trustee fails to enter an SDFS deliver
                               order with respect to a Note issued in book-entry form pursuant to Settlement Procedure F, the Trustee may deliver to DTC, through DTC's
                               Participant Terminal System, as soon as
                               practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Global Note, the Trustee will mark such Global
                               Note "canceled", make appropriate entries in its records and send certification of destruction of such canceled Global Note to the Company. The
                               CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent the Global Notes for which withdrawal messages are processed and shall be canceled immediately after issuance and the other of which shall represent the other Notes previously represented by the surrendered Global
                               Note and shall bear the CUSIP number of the surrendered Global Note.

                               In the case of any Note in book-entry form sold through the Offering Agent, as agent, if the purchase price for any such Note is not timely paid to the Participants with respect thereto by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

                               Notwithstanding the foregoing, upon any failure to settle with respect to a Note in book-entry form, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Global Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Global Note representing such remaining Notes and will make appropriate entries in its records.


                   PART III: PROCEDURES FOR CERTIFICATED NOTES


Denominations:                 Unless otherwise provided in the applicable

                               Pricing Supplement, the Certificated Notes will be issued in denominations of $1,000 and integral multiples thereof.

Payments of Principal,
  Premium, if any,
  and Interest:                Upon presentment and delivery of the
                               Certificated Note, the Trustee upon receipt of immediately available funds from the Company will pay the principal of, premium, if any, and interest on, each Certificated Note on the Maturity Date in immediately available funds. All interest payments on a Certificated Note, other than interest due on the Maturity Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register; provided, however, that Holders of $10,000,000 or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) shall be entitled to receive such interest payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date.

                               The Trustee will provide monthly to the Company a list of the principal, premium, if any, and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law.

                               Certificated Notes presented to the Trustee on the Maturity Date for payment will be canceled by the Trustee. All canceled Certificated Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement Procedures:         Settlement Procedures with regard to each
                               Certificated Note purchased by an Agent, as principal, or through an Agent, as agent, shall be as follows:

                               A.  The  Offering  Agent will  advise the
                                   Company by  telephone  of
                                   the following Settlement information with regard to each Certificated Note:

                                   1.  Exact  name in  which  the
                                       Certificated Note(s) is to be registered
                                       (the "Registered Owner").

                                   2.  Exact address or addresses of the
                                       Registered Owner for delivery, notices
                                       and payments of principal, premium, if
                                       any, and interest.

                                   3.  Taxpayer identification number of the
                                       Registered Owner.

                                   4.   Principal amount, Authorized
                                        Denomination and Specified Currency.

                                   5.   Exchange Rate Agent, if any.

                                   6.   (a)  Fixed Rate Notes:

                                                 (i)  Interest Rate.

                                                (ii)  Interest Payment Dates.

                                                (iii)  Whether such Note is
                                                       being issued with
                                                       Original Issue Discount
                                                       and, if so, the terms
                                                       thereof.

                                        (b) Floating Rate Notes:

                                                   (i)  Interest  Category.

                                                   (ii) Interest Rate Basis or
                                                        Bases.

                                                  (iii) Initial Interest Rate.

                                                   (iv) Spread and/or Spread
                                                        Multiplier, if any.

                                                   (v)  Initial Interest Reset
                                                        Date and Interest Reset
                                                        Dates.

                                                   (vi) Interest Payment Dates.

                                                  (vii) Index Maturity, if any.

                                                 (viii) Maximum and/or Minimum
                                                        Interest Rates, if any.

                                                   (ix) Day Count  Convention.

                                                    (x) Calculation  Agent.

                                   7.  Price  to  public  of such
                                       Certificated Note (or whether
                                       such Note is being offered at varying
                                       prices relating to prevailing market
                                       prices at time of resale as determined by the Offering Agent).

                                   8.  Trade Date.

                                   9.  Settlement Date (Original Issue
                                       Date).

                                   10. Stated Maturity Date.

                                   11. Redemption  provisions,  if any.

                                   12. Repayment provisions, if  any.

                                   13. Default Rate, if any.

                                   14. Net proceeds to the Company.

                                   15. The Offering Agent's  discount
                                       or commission.

                                   16. Whether such Note is being sold to
                                       the Offering Agent as principal or
                                       to an investor or other purchaser
                                       through the Offering Agent acting
                                       as agent for the Company.

                                   17. Such  other  information specified
                                       with respect to such Note (whether
                                       by Addendum or otherwise).

                              B. After receiving such settlement information from the Offering Agent, the Company will advise the Trustee of the above settlement information by facsimile transmission confirmed by telephone. The Company will cause the Trustee to issue, authenticate and deliver the Certificated Note.

                              C.  The  Trustee  will  complete  the
                                  Certificated Note in the form approved by the Company and the Offering Agent, and will make three copies thereof (herein called "Stub 1", "Stub 2" and "Stub 3"):

                                  1. Certificated Note with the Offering
                                     Agent's confirmation, if traded on a
                                     principal basis, or the Offering Agent's customer confirmation, if traded on an agency basis.

                                  2. Stub 1 for Trustee.

                                  3. Stub 2 for Offering Agent.

                                  4. Stub 3 for the Company.

                              D.  With respect to each trade, the Trustee
                                  will deliver the Certificated Note and Stub 2 thereof to the Offering Agent at the following applicable address: Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Money Markets

                                  Clearance, 55 Water Street, Concourse Level,
                                  N.S.C.C. Window, New York, New York 10041,
                                  Attention: Al Mitchell, (212) 558-2405,
                                  telecopier: (212) 558-2457; Banc of America
                                  Securities LLC, c/o Bank of New York, 1 Wall
                                  Street, 3rd Floor, Window B, Account Banc of
                                  America Securities LLC Attention: Joe
                                  Cangelosi, New York, New York 10286, A/C
                                  #016854; Chase Securities Inc., 55 Water
                                  Street, Room 226, New York, New York 10041,
                                  Attention: Window 17 or 18, (212) 638-6787,
                                  telecopier: (212) 638-5618; Deutsche Bank
                                  Securities Inc., one copy to: Deutsche Bank
                                  Securities Inc. c/o ADP Prospectus, 536
                                  Broadhollow Road, Melville, New York 11747,
                                  (516) 254-7107, telecopier: (516) 254-7134,
                                  and one copy to: Pam Kendall, Deutsche Bank
                                  Securities Inc., 31 W. 52nd Street, New York, New York, 10019, (212) 469-7288, telecopier:
                                  (212) 469-8173; First Union Securities, Inc., 301 South College Street DC8, Charlotte, North Carolina 28288, Attention: Investment Grade Syndicate, (704) 383-7727, telecopier: (704)
                                  383-9165; Goldman, Sachs & Co., 85 Broad
                                  Street, New York, New York 10004, Attention:
                                  Credit Department - Credit Control -
                                  Medium-Term Notes, (212) 902-0346, telecopier:
                                  (212) 346- 2793; Lehman Brothers Inc. 3 World Financial Center, Debt Capital Markets - 9th Floor, New York, New York 10285, (212) 526-2301, telecopier (212) 526-1578; if to SG
                                  Cowen Securities Corporation to: 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Edward Lascala, Capital Markets, (212) 278-5718, telecopier: (212)
                                  278-5099; Warburg Dillon Read LLC: 677
                                  Washington Blvd., Stamford, Connecticut 06901,
                                  Attention: Debt Syndicate, (203) 719-1088, telecopier: (203) 719-0495; and the Trustee will keep Stub 1. The Offering Agent will acknowledge receipt of the Certificated Note through a broker's receipt and will keep Stub
                                  2. Delivery of the Certificated Note will be made only against such acknowledgment of receipt. Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the Offering Agent will wire the net proceeds of the Certificated Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

                              E. In the case of a Certificated Note sold through the Offering Agent, as agent, the Offering Agent will deliver such Certificated Note (with the confirmation) to the purchaser against payment in immediately available funds.

                              F.  The  Trustee  will send Stub 3  to the
                                  Company.

Settlement
  Procedures
  Timetable:                  For offers  to  purchase   Certificated Notes
                              accepted by the Company, Settlement Procedures A through F set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

                           SETTLEMENT
                           PROCEDURE           TIME
                           ----------          ----

                              A         11:00 a.m. on the trade date or within
                                        one hour following the trade
                              B         12:00 noon on the trade date or within
                                        one hour following the trade
                              C-D       2:15 p.m. on Settlement Date
                              E         3:00 p.m. on Settlement Date
                              F         5:00 p.m. on Settlement Date

Failure to Settle:         In the case of Certificated Notes sold  through the
                           Offering Agent, as agent, if an investor or other purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for such Certificated Note on the date fixed for settlement, the Offering Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return such Certificated
                           Note to the Trustee.

                           The Trustee, upon receipt of such Certificated Note from the Offering Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Company by such Offering Agent in settlement for such Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy such Certificated Note, make appropriate entries in its records to reflect the fact that such Certificated Note was never issued, and accordingly notify in writing the Company.

                                                                       EXHIBIT C

                FORM OF OPINION OF GENERAL COUNSEL TO THE COMPANY
                   TO BE DELIVERED PURSUANT TO SECTION 5(b)(1)


         (1) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana.

         (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into the Distribution Agreement and consummate the transactions contemplated in the Prospectus.

         (3) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

         (4) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company were issued in violation of preemptive or other similar rights of any securityholder of the Company.

         (5) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as stated in the Prospectus, all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and, to the best of my knowledge, are owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity.

         (6) The Distribution Agreement has been duly authorized, executed and delivered by the Company.

         (7) Each Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (B) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (C) requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (D) governmental authority to limit, delay or prohibit the making of payments outside the United States.

         (8) The Notes have been duly authorized by the Company for offer, sale, issuance and delivery pursuant to the Distribution Agreement and, when issued, authenticated and delivered in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (B) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (C) requirements that a claim with respect to any Notes payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (D) governmental authority to limit, delay or prohibit the making of payments outside the United States; and the Notes, in the forms certified on the date hereof, are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

         (9) The Indentures and the Notes, in the forms certified on the date hereof, conform in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement and the Previous Registration Statement.

         (10) The information in the Prospectus under "Description of Debt Securities," "Description of Notes" and "Certain Federal Income Tax Considerations," or any caption purporting to cover such matters, the information in the Annual Report on Form 10-K under "Business of Conseco - Federal Income Taxation" and the information in the Registration Statement and the Previous Registration Statement under Item 15, to the extent that such information constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

         (11) To the best of my knowledge, neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws and no default by the Company or any of its Significant Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Agreement and Instrument that is described or referred to in the Registration Statement, the Previous Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

         (12) The execution, delivery and performance of the Distribution Agreement, each Indenture and the Notes and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Prospectus, the consummation of the transactions contemplated in the Prospectus (including the issuance and sale of the Notes and the use of the proceeds therefrom as described in the Prospectus) and the compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and, in each case, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreement and Instrument known to me, except for such conflicts, breaches or defaults that would not result in a Material Adverse Effect, nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except for such violations that would not result in a Material Adverse Effect, or any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries.

         (13) Except as disclosed in the Company's public filings with the Securities and Exchange Commission made prior to the date hereof, to the best of my knowledge, there is no action, suit, proceeding, inquiry or investigation to which the Company or any of its Significant Subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its Significant Subsidiaries thereof is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect.

         (14) All descriptions in the Prospectus of contracts and other documents to which the Company or any of its subsidiaries are a party are accurate in all material respects; and, to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Previous Registration Statement or to be filed as exhibits to the Registration Statement or the Previous Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (15) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

         (16) Each of the Registration Statement and the Previous Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement or the Previous Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

         (17) The Registration Statement, the Previous Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement, Previous Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and the Form T-1, as to which I express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         (18) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which I express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

         (19) The Company is not, and upon the issuance and sale of the Notes and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the 1940 Act.

         (20) The Notes, in the forms certified on the date hereof, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act and the Commodity Exchange Act Regulations.

         (21) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under the Distribution Agreement, either Indenture or the Notes or the consummation of the transactions contemplated in the Prospectus, except such as have been previously obtained or rendered, as the case may be, and such as may be obtained under the state securities laws of any jurisdiction in connection with the sale of the Notes as contemplated in the Distribution Agreement.

         (22) The Company and each of its subsidiaries hold all material licenses, certificates and permits from all governmental authorities (including, without limitation, the Insurance Licenses) which are necessary to the conduct of their businesses; the Company and each of its subsidiaries have fulfilled and performed all material obligations necessary to maintain their respective Insurance Licenses, and no event or events have occurred which may be reasonably expected to result in the material impairment, modification, termination or revocation of such Insurance Licenses.

         Nothing has come to my attention that would cause me to believe that the Registration Statement or the Previous Registration Statement or any post-effective amendment thereto (other than financial statement, schedules and other financial data included or incorporated therein and for the Form T-1, as to which I express no belief), at the time the Registration Statement or the Previous Registration Statement, as the case may be, or any post-effective amendment thereto became effective or at the date of any agreement of the applicable Agent(s) to purchase Notes from the Company as principal (but after giving effect to Rule 430A under the 1933 Act), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (other than financial statements and schedules and other financial data included or incorporated, as to which I express no belief), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering my opinion, I may rely as to matters of fact (but not as to legal conclusions), to the extent I deem proper, on certificates of responsible officers of the Company and public officials.

                                                                       EXHIBIT D


                       FORM OF ACCOUNTANT'S COMFORT LETTER
                            PURSUANT TO SECTION 5(d)

We are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations and:

                    (i) in our opinion, the audited consolidated financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement, the Previous Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

                    (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company for the [three- month periods ended _________, 19__ and _________, 19__, the three- and six-month periods ended _________, 19__ and _________, 19__ and the three- and nine-month periods ended _________, 19__ and _________, 19__, included or incorporated by reference in the Registration Statement, the Previous Registration Statement and the Prospectus (collectively, the "10-Q Financials")] [, a reading of the latest available unaudited interim consolidated financial statements of the Company],1 a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and committees thereof since [day after end of last audited period], inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the [description of relevant periods]2 and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

                         (A) the 10-Q Financials included or incorporated by
                    reference in the Registration Statement, the Previous Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials included or incorporated by reference in the Registration Statement, the Previous Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

-------------
1 Include if the latest available unaudited financial statements are more recent than the unaudited financial statements included or incorporated by reference in the Registration Statement, the Previous Registration Statement and the Prospectus.

2 The relevant periods include all interim unaudited consolidated financial statements included or incorporated by reference in the Registration Statement, the Previous Registration Statement and the Prospectus.

                         (B) at [_________, 19___ and at]3 a specified date not
                    more than five days4 prior to the date hereof, there was any decrease in the consolidated total assets or shareholders' equity of the Company and its subsidiaries or any increase in the consolidated long-term debt of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement, the Previous Registration Statement and the Prospectus, except in each case for any changes, decreases or increases that the Registration Statement, the Previous Registration Statement and the Prospectus disclose have occurred or may occur; or

                         (C) for the period from [_________, 19__ to _________,
                    19__ and for the period from]5 _________, 19__ to a specified date not more than five days prior to the date hereof, there was any decrease in the total amounts of consolidated premiums (including annuity deposits), collected net investment income, total revenues, net income, earnings applicable to common stock or net income per diluted common share, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement and the Prospectus discloses have occurred or may occur;

               (iii) based upon the procedures set forth in clause (ii) above and a reading of the Selected Financial Data included or incorporated by reference in the Registration Statement and the Prospectus [and a reading of the financial statements from which such data were derived],6 nothing came to our attention that caused us to believe that the Selected Financial Data included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act [, that the amounts included in the Selected Financial Data are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included or incorporated by reference in the Registration Statement and the Prospectus from which certain of such data were derived are not in conformity with generally accepted

 --------

3 If the latest available unaudited financial statements are more recent than the unaudited financial statements included or incorporated by reference in the Registration Statement, the Previous Registration Statement and the Prospectus, include and insert the date of the latest available financial statements of the Company.

4 According to Example A of SAS No. 72, the specified date should be five calendar days prior to the date of the comfort letter.

5 If the latest available unaudited financial statements are more recent than the unaudited financial statements included or incorporated by reference in the Registration Statement, the Previous Registration Statement and the Prospectus, include and insert the period from the end of the period of the unaudited financial statements included or incorporated by reference in the Registration Statement, the Previous Registration Statement and the Prospectus to the date of the latest available financial statements of the Company. Even if this first period is applicable, the second period should run from the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Previous Registration Statement and the Prospectus, not from the latest available financial statements of the Company.

6 Include only if there are selected financial data that have been derived from financial statements not included or incorporated by reference in the Registration Statement, the Previous Registration Statement and the Prospectus.

         accounting principles;

               (iv) we have compared the information included or incorporated by reference in the Registration Statement, the Previous Registration Statement and the Prospectus under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that such information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

               [(v) based upon the procedures set forth in clause (ii) above, a reading of the latest available unaudited financial statements of the Company that have not been included or incorporated by reference in the Registration Statement, the Previous Registration Statement and the Prospectus and a review of such financial statements in accordance with SAS 71, nothing came to our attention that caused us to believe that the unaudited amounts for ________ for the [most recent period] do not agree with the amounts set forth in the unaudited consolidated financial statements for those periods or that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements;]7

               [(vi) we are unable to and do not express any opinion on the [Pro Forma Combined Balance Sheet and Statement of Operations] (collectively, the "Pro Forma Statements") included or incorporated by reference in the Registration Statement, the Previous Registration Statement and the Prospectus or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statements; however, for purposes of this letter we have:

                     (A)      read the Pro Forma Statements;

                     (B) performed [an audit] [a review in accordance with SAS 71] of the financial statements to which the pro forma adjustments were applied;

                     (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                     (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statements; and

         on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statements included or incorporated by reference in the Registration Statement, the Previous Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;]

                  (vii) in addition to the procedures referred to in clause (ii) above, we have performed
----------
7 This language should be included when the Registration Statement and the Prospectus include earnings or other data for a period after the date of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus. The blank should be filled in with a description of the financial statement item(s) included.

         other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information included or incorporated by reference in the Registration Statement, the Previous Registration Statement and the Prospectus, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company; and

              [(viii) [If applicable, add comfort on a financial forecast that is included or incorporated by reference in the Registration Statement, the Previous Registration Statement and the Prospectus].